Exhibit 11 - Computation of Earnings per Share
Amen Properties, Inc.
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

                                                                           Three Months Ended
                 Period Ending 6/30/07                                            6/30/07              Six Months Ended 6/30/07
-------------------------------------------------------                  ------------------------   ------------------------------
                                                                 Year to
                                              Grant /   Current   Date     Basic       Diluted         Basic          Diluted
                                               Purch.    Period   Days    Weighted     Weighted       Weighted        Weighted
         Description           Total Shares     Date    Days O/S   O/S      Shares       Shares        Shares           Shares
------------------------------------------------------------------------ -----------  -----------   ------------   ---------------
Common Stock                        2,290,589 Various          91    181 208,443,599  208,443,599    414,596,609       414,596,609
Preferred A Stock -
 Convertible                          616,447   9/29/00        91    181          --   56,096,677             --       111,576,907
Preferred B Stock -
 Convertible                          233,317    1/9/02        91    181          --   21,231,847             --        42,230,377
Preferred C Stock -
 Convertible                          500,000    3/1/05        91    181          --   45,500,000             --        90,500,000
Dilutive Effect of Warrants            51,798    3/1/05        91    181          --    4,713,657             --         9,375,516
Dilutive Effect of Stock
 Options                               36,396 Various          91    181          --    3,312,003             --         6,587,610
                              ---------------                            -----------  -----------   ------------   ---------------
End of Period                       3,728,547                            208,443,599  339,297,783    414,596,609       674,867,019

Days Outstanding from Beginning of Period                                         91           91            181               181
------------------------------------------------------------------------ -----------  -----------   ------------   ---------------
Weighted Average Number of Common Shares Outstanding                       2,290,589    3,728,547      2,290,589         3,728,547

Net Income from Continuing Operations                                   $    508,431 $    508,431  $   1,017,354  $      1,017,354
------------------------------------------------------------------------ -----------  -----------   ------------   ---------------
Net Income                                                              $    508,431 $    508,431  $   1,017,354  $      1,017,354
                                                                         ===========  ===========   ============   ===============

Net Income from Continuing Operations per Share                         $       0.22 $       0.14  $        0.44  $           0.27
------------------------------------------------------------------------ -----------  -----------   ------------   ---------------
Net Income per Share                                                    $       0.22 $       0.14  $        0.44  $           0.27
                                                                         ===========  ===========   ============   ===============



                                                                           Three Months Ended
                 Period Ending 6/30/06                                            6/30/06              Six Months Ended 6/30/06
-------------------------------------------------------                  ------------------------   ------------------------------
                                                                 Year to
                                              Grant /   Current   Date     Basic       Diluted         Basic          Diluted
                                               Purch.    Period   Days    Weighted     Weighted       Weighted        Weighted
         Description           Total Shares     Date    Days O/S   O/S      Shares       Shares        Shares           Shares
------------------------------------------------------------------------ -----------  -----------   ------------   ---------------
Common Stock                        2,206,215 Various          91    181 200,765,565  200,765,565    399,324,915       399,324,915
Preferred A Stock -
 Convertible                          616,447   9/29/00        91    181          --   56,096,677             --       111,576,907
Preferred B Stock -
 Convertible                          233,317    1/9/02        91    181          --   21,231,847             --        42,230,377
Preferred C Stock -
 Convertible                          500,000    3/1/05        91    181          --   45,500,000             --        90,500,000
Dilutive Effect of Warrants            40,861    3/1/05        91    181          --    3,718,319             --         7,395,778
Common Stock - Warrant
 Exercise                              84,374   5/18/06        43     43   3,628,082    3,628,082      3,628,082         3,628,082
Dilutive Effect of Stock
 Options                               30,307 Various          91    181          --    2,757,959             --         5,485,610
                              ---------------                            -----------  -----------   ------------   ---------------
End of Period                       3,711,521                            204,393,647  333,698,449    402,952,997       660,141,669

Days Outstanding from Beginning of Period                                         91           91            181               181
------------------------------------------------------------------------ -----------  -----------   ------------   ---------------
Weighted Average Number of Common Shares Outstanding                       2,246,084    3,667,016      2,226,260         3,647,192

Net Income from Continuing Operations                                   $    398,157 $    398,157  $     590,811  $        590,811
------------------------------------------------------------------------ -----------  -----------   ------------   ---------------
Net Income                                                              $    398,157 $    398,157  $     590,811  $        590,811
                                                                         ===========  ===========   ============   ===============

Net Income from Continuing Operations per Share                         $       0.18 $       0.11  $        0.27  $           0.16
------------------------------------------------------------------------ -----------  -----------   ------------   ---------------
Net Income per Share                                                    $       0.18 $       0.11  $        0.27  $           0.16
                                                                         ===========  ===========   ============   ===============
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